Filed Pursuant to Rule 424(b)(5)

 Registration Statement No. 333-281488

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 12, 2024)

13,250,000 Shares

American Healthcare REIT, Inc.

Common Stock

We entered into separate forward sale agreements with each of Morgan Stanley & Co. LLC, Citibank, N.A. and KeyBanc Capital Markets Inc., which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their respective affiliates are expected to borrow from third parties and to sell to the underwriters an aggregate of 13,250,000 shares of our common stock, $0.01 par value per share, or our common stock (or an aggregate of 15,237,500 shares if the underwriters’ option to purchase additional shares is exercised in full) that will be delivered in this offering.

We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers or their respective affiliates. We expect to physically settle the forward sale agreements (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates, which we anticipate will be within approximately 24 months from the date of this prospectus supplement. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, then we may not receive any proceeds and may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, then we will not receive any proceeds and may owe shares of our common stock to the relevant forward purchaser in certain circumstances. See “Underwriting—Forward Sale Agreements.”

If any forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it on the anticipated closing date of this offering, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell. Shares of our common stock are listed on the New York Stock Exchange, or NYSE, under the symbol “AHR.”

The closing price of our common stock as reported by the NYSE on August 10, 2026 was $55.47 per share.

We were formed as a Maryland corporation in January 2015 and have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2016. Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Prospectus Supplement Summary—Ownership Limit” in this prospectus supplement and “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these and other restrictions on ownership and transfer of shares of our capital stock, including our common stock.

Investing in our common stock involves risks. You should carefully consider the information under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement, before making a decision to invest in our common stock in this offering.

None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$53.7500	$712,187,500
Underwriting discounts and commissions(1)	$0.3324	$4,404,300
Proceeds, before expenses, to us(2)	$53.4176	$707,783,200

__________________

(1)	We refer you to “Underwriting” beginning on page S-14 of this prospectus supplement for additional information regarding underwriting compensation.

(2)

We have assumed that the forward sale agreements will be fully physically settled based on a forward sale price equal to the forward sale price of $53.4176 per share, which is the public offering price less the underwriting discounts and commissions shown above. The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See “Underwriting—Forward Sale Agreements” for a description of the forward sale agreements.

The underwriters expect to deliver the shares of our common stock on or about August 12, 2026.

The underwriters have been granted an option to purchase up to an additional 1,987,500 shares of our common stock at the public offering price per share less the underwriting discounts and commissions set forth above and from time to time within 30 days from the date of this prospectus supplement. Upon any exercise of such option, we expect to enter into an additional forward sale agreement with each forward purchaser or its respective affiliate in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if any forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it in connection with the exercise of such option, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant additional forward sale agreement will be decreased by the number of shares that we issue and sell.

Morgan Stanley	Citigroup	KeyBanc Capital Markets

The date of this prospectus supplement is August 10, 2026

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, in the accompanying prospectus, in any free writing prospectus prepared by us and in the documents incorporated by reference herein. We have not, the underwriters have not, and the forward purchasers and their respective affiliates have not, authorized anyone to provide you with different or additional information. If anyone other than us provides you with different or additional information, you should not rely on it. We are not, the underwriters are not, and the forward purchasers and their respective affiliates are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any free writing prospectus prepared by us and in the documents incorporated by reference herein is accurate only as of the respective dates of such documents or on the date or dates specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering or to our common stock offered hereby.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference prior to the date hereof, on the other hand, you should rely only on the information in this prospectus supplement. In addition, information incorporated by reference in this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement and prior to the termination of this offering may add, update or change information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference filed prior thereto. If there is any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or the documents incorporated by reference filed prior thereto, such documents will supersede the information in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference filed prior thereto, as the case may be.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. References to information incorporated by reference in this prospectus supplement or the accompanying prospectus include information deemed to be incorporated by reference herein or therein. The documents incorporated by reference into this prospectus supplement prior to the date hereof are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.

Unless the context otherwise requires, the following terms and phrases are used throughout this prospectus supplement as described below:

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“2026 Credit Agreement” means the second amendment to the Second Amended and Restated Credit Agreement, dated April 1, 2026, by and among American Healthcare REIT Holdings, LP, the Company and certain subsidiaries and the lender parties thereto;
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“ATM Program” means our current at-the-market equity offering program, which commenced on February 27, 2026;
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“Code” means the Internal Revenue Code of 1986, as amended;
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“Exchange Act” means the Securities Exchange Act of 1934, as amended;
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“GAAP” means generally accepted accounting principles as promulgated from time to time by the Financial Accounting Standards Board in the United States of America;
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“Incentive Plan” means our Second Amended and Restated 2015 Incentive Plan;
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“ISHC” means integrated senior health campuses, which include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses;
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“LOIs” means non-binding letters of intent;
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“Manager Incentive Plan” means our 2025 Manager Equity Plan;
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“NOI” means net operating income, a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions of real estate investments, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interests, foreign currency gain or loss, other income or expense and income tax benefit or expense;
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“OP Units” means units of limited partnership interest in the Operating Partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments;
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“Operating Partnership” means American Healthcare REIT Holdings, LP, a Delaware limited partnership, through which we conduct substantially all of our business and of which Continental Merger Sub, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is the sole general partner;

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“Outpatient Medical” means our outpatient medical property segment;
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“REIT” means real estate investment trust, as defined under the Code;
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“SEC” means the U.S. Securities and Exchange Commission;
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“Securities Act” means the Securities Act of 1933, as amended;
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“SHOP” means senior housing operating properties; and
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“we,” “us,” “our,” “Company” or similar references mean American Healthcare REIT, Inc., a Maryland corporation, and its subsidiaries, except in the context of the issuer of the shares of common stock in this offering, which references shall only mean American Healthcare REIT, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock in this offering. Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information under the heading “Risk Factors” in this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2025, and our unaudited condensed consolidated financial statements and related notes included in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026. Such annual and quarterly reports are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference.” Unless otherwise indicated, the information contained in this prospectus supplement and the accompanying prospectus assumes that the underwriters’ option to purchase additional shares of our common stock is not exercised.

Our Company

American Healthcare REIT, Inc., a Maryland corporation, is a self-managed REIT that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on senior housing, skilled nursing facilities, Outpatient Medical buildings and other healthcare-related facilities. We have built a fully-integrated management platform that operates clinical healthcare properties throughout the United States, and in the United Kingdom and the Isle of Man. We own and operate our ISHC and SHOP utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure.

As of June 30, 2026, our ISHC segment was comprised of 148 campuses across seven states with 8,137 skilled nursing beds and 6,960 senior housing units. The average age of the campuses in our ISHC segment was approximately 13.7 years as of June 30, 2026. As of June 30, 2026, our SHOP segment was comprised of eight mission-driven regional operators across 21 states with 6,694 assisted living and memory care units and a total of 8,042 units. The average age of the buildings in our SHOP segment was approximately 20.9 years as of June 30, 2026.

We have also originated and acquired secured loans and may acquire other real estate-related investments in the future on an infrequent and opportunistic basis.

We generally seek investments that produce current income; however, we have selectively developed, and may continue to selectively develop, healthcare real estate properties.

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our principal executive offices are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, and our telephone number is (949) 270-9200. For a description of our business, financial condition, cash flows, results of operations and other important information regarding us, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Information Incorporated by Reference.”

Ownership Limit

Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our capital stock, including our common stock.

Recent Developments

Investment Activity

We have continued to execute on our external growth strategy, with a particular focus on investments in needs-based SHOP. When underwriting investments, we generally target acquisitions that we believe will have going-in yields (i.e., the property’s estimated first-year NOI divided by its purchase price) of mid-5% to mid-6% and stabilized yields (i.e., the property’s estimated stabilized NOI divided by its purchase price) in excess of 7%. These going-in yields and stabilized yields are future targets and therefore forward-looking statements that are based on assumptions regarding future operating performance, market conditions, occupancy, rental rates, expenses and other factors. Actual yields may differ materially from targeted yields, and no assurance can be given that any targeted yield will be achieved. Stabilized yields are also subject to our future actions, including successful execution of our business plan with respect to a particular asset and achievement of anticipated stabilization metrics, which may not occur as expected or at all.

2026 Acquisition Activity

From January 1, 2026 through August 10, 2026, we completed additional acquisitions with an aggregate contract purchase price of approximately $1.4 billion. For additional information regarding acquisitions completed during the six months ended June 30, 2026, see our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

Pending Portfolio Acquisition

On August 10, 2026, we entered into three purchase agreements to acquire a portfolio of eight senior housing properties located in California, Maryland, New York and Virginia, comprising 745 units, for an aggregate contract purchase price of approximately $873,000,000, inclusive of approximately $56,460,000 of Kensington’s existing agency debt with an annual interest rate of 6.35% to be assumed, but exclusive of closing costs, prorations and other transaction expenses, or the Portfolio Acquisition. As of June 30, 2026, approximately 93% of the beds in the portfolio are dedicated to assisted living and memory care. Six of the eight properties were opened in 2015 or later, and the properties are located in the following areas: two properties in the Los Angeles Metro area; one property in the San Francisco Metro area; four properties in the Washington, D.C. Metro area; and one property in the New York Metro area. As of June 30, 2026, average occupancy for the total portfolio was 90.2%, inclusive of one community in lease-up. The assets in the portfolio had a revenue per occupied room typically ranging from approximately $18,000 to $25,000 a month as of June 30, 2026. We expect the properties to be included in our SHOP segment and we believe the Portfolio Acquisition will enhance our normalized funds from operations growth potential in year one. In addition, we believe the Portfolio Acquisition will be consistent with our general targeted yields for acquisitions and that the acquisition price is below estimated replacement cost.

We expect the current operator of the properties, Kensington Senior Living, LLC, or Kensington, to continue to manage the properties following the closing pursuant to management agreements with a subsidiary of one of our taxable REIT subsidiaries. Collectively, the management team of Kensington has over 30 years of experience in senior housing, including prior leadership roles at Sunrise Senior Living, and Kensington developed seven of the eight properties to be acquired and operated all eight properties since Kensington’s development or acquisition of the property.

We expect the Portfolio Acquisition to close after August 31, 2026. The closing is subject to the satisfaction or waiver of customary closing conditions, including receipt of required healthcare regulatory approvals and licensure, and the negotiation and execution of definitive management agreements. The purchase agreements may be terminated by either party under specified circumstances. There can be no assurance that we will complete the Portfolio Acquisition on the terms described above, within the anticipated timeframe or at all, or that we will realize the anticipated benefits of the Portfolio Acquisition.

We intend to fund the purchase price for the Portfolio Acquisition with a combination of the net proceeds from this offering, including proceeds from the physical settlement of forward sale agreements, borrowings under our 2026 Credit Agreement, assumption of debt, or cash on hand. This offering is not conditioned upon the completion of the Portfolio Acquisition, and the completion of the Portfolio Acquisition is not conditioned upon the completion of this offering. If the Portfolio Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including potential future investments. See “Use of Proceeds.”

Investment Pipeline

As of August 10, 2026, our investment pipeline included potential transactions under executed purchase agreements, including the Portfolio Acquisition, with an aggregate contract purchase price of $953,000,000 and LOIs with an expected aggregate contract purchase price of approximately $382,700,000. We expect to consummate most, if not all, the acquisitions under executed purchase agreements and LOIs by the end of 2026. The transactions in our investment pipeline are and will be subject to customary closing conditions (including the completion of due diligence), and, in the case of properties subject to LOIs, negotiation of definitive purchase agreements. Accordingly, there can be no assurance that any or all of these potential investments will be consummated on the terms or within the time period described above or at all.

Capital Markets Activity

On February 27, 2026, concurrent with the termination of our prior at-the-market equity offering program, we entered into a new at-the-market equity offering sales agreement and established our new $1.75 billion ATM Program. Through June 30, 2026, we entered into forward sale agreements pursuant to our ATM Program with different maturities extending through July 10, 2027.

In May 2026, we completed a follow-on public offering, or the May 2026 Offering, for the sale of 16,100,000 shares of our common stock, generating gross proceeds of $811,440,000, including the exercise in full of the underwriter’s option to purchase an additional 2,100,000 shares of common stock. In connection with the May 2026 Offering, we entered into forward sale agreements that allow us to defer the delivery and settlement of the shares until a future date, no later than May 20, 2028.

As of August 7, 2026, 12,246,596 shares under forward sale agreements pursuant to our ATM Program and our May 2026 Offering remained unsettled (including 10,931,299 shares sold under our ATM Program and 1,315,297 shares sold under our May 2026 Offering), which, assuming full physical settlement, would result in approximately $630,528,000 of gross proceeds, based on an average gross price of $51.49 per share.

The Offering

Common stock offered by the forward purchasers or affiliates thereof (1)	13,250,000 shares (or an aggregate of 15,237,500 shares if the underwriters’ option to purchase additional shares is exercised in full)

Total common stock to be outstanding after settlement of the forward sale agreements(2)(3)(4)	231,248,775 shares

Total common stock and OP Units held by third parties to be outstanding after settlement of the forward sale agreements(1)(2)(3)(5)	233,185,200 shares of our common stock and OP Units

Accounting treatment of the forward sale agreements

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement.

However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share and funds from operations per share.

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers or their respective affiliates.

We estimate that we will receive approximately $707.1 million, or $813.3 million if the underwriters exercise in full their option to purchase additional shares of our common stock from the forward purchasers or their respective affiliates, subject to certain adjustments pursuant to the forward sale agreements, assuming full physical settlement of the forward sale agreements (which we anticipate will be within approximately 24 months from the date of this prospectus supplement), and after deducting estimated expenses. These aggregate net proceeds are based on the forward sale price of $53.4176 per share, which is the public offering price per share less the underwriting discounts and commissions shown on the cover page of this prospectus supplement. The forward sale price is subject to adjustment pursuant to the terms of each forward sale agreement, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement.

We expect to contribute the net proceeds from the settlement of the forward sale agreements (and from the sale of any shares of our common stock sold by us to the underwriters in lieu of the forward purchasers selling our common stock in connection with this offering) to the Operating Partnership in exchange for OP Units. We expect the Operating Partnership to use the net proceeds received from us for the Portfolio Acquisition, potential future investments and general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in shares of our common stock involves risks. See the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

NYSE symbol	“AHR”

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(1)
If any forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell.
(2)
Based on 217,998,775 shares of our common stock outstanding as of August 7, 2026, including 393,353 shares of unvested restricted common stock. Excludes (a) 410,775 shares of our common stock underlying unvested time-based restricted stock units and 1,094,965 shares of our common stock underlying performance-based restricted stock units (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance, service or market conditions that have not yet been achieved; to the extent that performance, service or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our Incentive Plan or our Manager Incentive Plan, as applicable, would be less than the amount reflected above), (b) 2,054,983 shares of our common stock available for future issuance under our Incentive Plan and our Manager Incentive Plan, (c) 12,246,596 shares of our common stock relating to outstanding forward sale agreements under our ATM Program and the May 2026 Offering that have not yet been settled (assuming full physical settlement) and (d) shares we may issue in the future in connection with our ATM Program, including under any forward sale agreement we may enter into in connection with our ATM Program (assuming full physical settlement).
(3)
Excludes 1,987,500 shares of our common stock that would be issued upon full physical settlement of the forward sale agreements that would be entered into if the underwriters exercise their option to purchase additional shares in full.
(4)
Excludes 1,936,425 shares of our common stock that may be issued at our election for redeeming OP Units held by parties other than us.
(5)
The number of shares of our common stock and OP Units outstanding after settlement of the forward sale agreements assumes full physical settlement and excludes OP Units that we directly or indirectly hold.

RISK FACTORS

Investing in shares of our common stock involves risk. See the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially and adversely affect our business, financial condition, cash flows and results of operations and cause the market price and liquidity of our shares of our common stock to decline, potentially significantly. You could lose all or part of your investment in shares of our common stock.

Risks Related to this Offering

The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering.

The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase following this offering in response to many factors, including those described under “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 (in each case, including any amendments thereto), and in the documents that we file with the SEC after the date of this prospectus supplement and which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as:

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the annual yield from distributions on shares of our common stock as compared to yields on other financial instruments;
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equity issuances by us, or future sales of substantial amounts of shares of our common stock by our existing or future stockholders, or the perception that such issuances or future sales may occur;
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increases in market interest rates or a decrease in our distributions to stockholders that lead purchasers of shares of our common stock to demand a higher yield;
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changes in market valuations of similar companies;
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fluctuations in stock market prices and volumes;
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additions or departures of key management personnel;
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our operating performance and the performance of other similar companies;
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actual or anticipated differences in our quarterly operating results relative to the expectations of investors or securities analysts;
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changes in expectations of future financial performance or changes in estimates of securities analysts;
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publication of research reports about us or our industry by securities analysts;
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failure to qualify as a REIT;
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adverse market reaction to any indebtedness or other financing we may incur or obtain in the future;
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strategic decisions by us or our competitors, such as acquisitions, divestments, spin offs, joint ventures, strategic investments or changes in business strategy;
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the passage of legislation or other regulatory developments that adversely affect us or our industry;
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speculation in the press or investment community;
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failure to satisfy the listing requirements of NYSE;

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failure to comply with the requirements of the Sarbanes-Oxley Act of 2002;
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actions by institutional stockholders;
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changes in accounting principles and accounting issues generally; and
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general market conditions, including factors unrelated to our performance.

Risks Related to the Forward Sale Agreements

Settlement provisions contained in the forward sale agreements subject us to certain risks.

If any forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement, except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and to require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliate are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made regardless of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement regardless of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

We expect to physically settle the forward sale agreements (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates, which we anticipate will be within approximately 24 months from the date of this prospectus supplement. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis, based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the specified daily rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement.

We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period to:

•
return shares of our common stock to securities lenders to unwind the applicable forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to the applicable forward purchaser, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of the applicable forward sale agreement.

If the price of our common stock at which these purchases are made by a forward purchaser (or its affiliate) exceeds the applicable forward sale price, then we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.

The purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

In case of our bankruptcy or insolvency, any outstanding forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from the forward sales of our shares under the agreements.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, if any outstanding forward sale agreement is then in effect, it will automatically terminate. If a forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligations to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

We have in the past entered into, and may in the future enter into, forward sales transactions that subject us to risk similar to those described above.

We have in the past entered into, and may in the future enter into, forward sale agreements that are not a part of this offering, which subjects us to risks that are substantially similar to the risks described above in this section.

The U.S. federal income tax treatment with respect to cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle a forward sale agreement for cash and the settlement price is different than the forward sale price, we will either receive a cash payment from or make a cash payment to the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, it is not entirely clear whether a forward sale agreement would fall under the purview of Section 1032 of the Code, and the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, or the Internal Revenue Service otherwise recharacterizes the tax treatment of such forward sale agreement in a manner that results in the recognition of income by the Company, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In the event that we are required to make a significant payment in cash to settle any forward sale agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. In either case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. However, even if the relief provisions apply, we may be subject to additional tax or penalties as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations.” In the event that these relief provisions were not available, we could lose our REIT status under the Code.

Risks Related to Investments in Real Estate

The Portfolio Acquisition may not be completed on the anticipated timeframe or at all.

The Portfolio Acquisition is subject to a number risks and uncertainties. For example, such acquisition may not be completed, or may not be completed in the anticipated time frame, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of this acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close this acquisition.

In the event the Portfolio Acquisition is not consummated, we may use the proceeds received in this offering upon settlement of the forward sale agreements to fund other potential future acquisitions and for general corporate purposes and such other acquisitions or uses may not be on as attractive terms as the Portfolio Acquisition.

Even if the Portfolio Acquisition is successfully completed, the intended benefits may not be realized. The Portfolio Acquisition poses risks for our ongoing operations, including, among others:

•
that senior management’s attention may be diverted from the management of daily operations to the integration of the Kensington properties;
•
we may incur costs and expenses associated with any undisclosed or potential liabilities; and
•
that the Kensington properties may not perform as well as anticipated.

For a discussion of additional risks related to our senior housing acquisitions, see the risks under the headings “Our investments in, and acquisitions of, senior housing, SNFs, OM buildings and other healthcare-related facilities may be unsuccessful or fail to meet our expectations.” and “Inaccuracies in our underwriting assumptions and/or delays in the selection, acquisition, expansion or development of real properties may materially and adversely affect us.” in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and/or the accompanying prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, or, collectively with the Securities Act and Exchange Act, the Acts. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to: statements about our plans, strategies, initiatives and prospects, including any future capital-raising initiatives and planned or future acquisitions or dispositions of properties and other assets, including statements about the Portfolio Acquisition; statements about the going-in yields and stabilized yields of our target acquisitions; and statements about our future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs, and regulations or proposed regulations governing the operations and sales of healthcare properties; the availability of capital; our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; changes in interest rates; competition in the real estate industry; changes in GAAP policies and guidelines applicable to REITs; the success of our investment strategy; cybersecurity incidents and information technology failures, including unauthorized access to our computer systems and/or our vendors’ computer systems and our third-party management companies’ computer systems and/or their vendors’ computer systems; our ability to retain our executive officers and key employees; our ability to settle outstanding forward sale agreements; unexpected labor costs and inflationary pressures; changing macroeconomic, domestic legal and fiscal policies; geopolitical conditions; and those risks identified in the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC and incorporated by reference in this prospectus supplement and accompanying prospectus, as well as those discussed in this prospectus supplement, as such factors may be updated from time to time in any future filings we make with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements. Forward-looking statements contained in this prospectus supplement and/or the accompanying prospectus speak only as of the date on which such statements are made and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the forward purchasers or their respective affiliates.

We estimate that we will receive approximately $707.1 million, or $813.3 million if the underwriters exercise in full their option to purchase additional shares of our common stock, from the forward purchasers or their respective affiliates, subject to certain adjustments pursuant to the forward sale agreements, assuming full physical settlement of the forward sale agreements (which we anticipate will be within approximately 24 months from the date of this prospectus supplement), and after deducting estimated expenses. These aggregate net proceeds are based on the forward sale price of $53.4176 per share, which is the public offering price per share less the underwriting discounts and commissions shown on the cover page of this prospectus supplement. The forward sale price is subject to adjustment pursuant to the terms of each forward sale agreement, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the specified daily rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price.

If, however, we elect to cash settle a forward sale agreement, we may not receive any proceeds (and may owe cash to the relevant forward purchaser in certain circumstances), and if we elect to net share settle a forward sale agreement, we will not receive any proceeds (and may owe shares of our common stock to the relevant forward purchaser in certain circumstances).

We expect to contribute the net proceeds from the settlement of the forward sale agreements (and from the sale of any shares of our common stock sold by us to the underwriters in lieu of the forward purchasers selling our common stock in connection with this offering) to the Operating Partnership in exchange for OP Units. We expect the Operating Partnership to use the net proceeds received from us for the Portfolio Acquisition, potential future investments and general corporate purposes. See “Prospectus Supplement Summary—Recent Developments—Pending Portfolio Acquisition” for a discussion on the Portfolio Acquisition.

Pending the permanent use of the net proceeds from the settlement of the forward sale agreements (and from the sale of any shares of our common stock sold by us to the underwriters in lieu of the forward purchasers selling our common stock in connection with this offering), we intend to invest such net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the underwriters, the forward purchasers and their respective affiliates, the forward purchasers (or their respective affiliates) have agreed, severally and not jointly, to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from the forward purchasers, or their respective affiliates, the number of shares set forth opposite each underwriter’s name below.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC	6,625,000
Citigroup Global Markets Inc.	3,312,500
KeyBanc Capital Markets Inc.	3,312,500
Total	13,250,000

If an underwriter defaults, then the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of our common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us and the forward purchasers that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.3324 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Underwriting Discounts and Commissions Paid by Us
	No Exercise	Full Exercise
Per Share	$0.3324	$0.3324
Total	$4,404,300	$5,064,945

The information assumes (a) either no exercise or full exercise of the underwriters’ option to purchase additional shares, and (b) that the forward sale agreements are fully physically settled based upon the forward sale price of $53.4176 per share. If we physically settle the forward sale agreements based upon the forward sale price, we expect to receive net proceeds of approximately $707.1 million (or $813.3 million if the underwriters exercise in full their option to purchase additional shares of our common stock, from the forward purchasers or their respective affiliates, subject to certain adjustments pursuant to the forward sale agreements, assuming full physical settlement of the forward sale agreements (which we anticipate will be within approximately 24 months from the date of this prospectus supplement).

The expenses of the offering and the forward sale agreements are estimated at $675,000 and are payable by us.

Option to Purchase Additional Shares

The underwriters have been granted an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,987,500 additional shares of our common stock at the public offering price per share less the underwriting discounts and commissions set forth herein to cover sales by the underwriters in the initial offering of the shares or in the open market of a greater number of shares than the total number set forth in the allocation described above. Upon any exercise of such option, we expect to enter into an additional forward sale agreement with each forward purchaser or its affiliate in connection with the exercise of such option. In such event, if any forward purchaser or its affiliate do not deliver and sell all of the shares of our common stock to be delivered and sold by it in connection with the exercise of such option, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant additional forward sale agreement will be decreased by the number of shares that we issue and sell.

Forward Sale Agreements

In connection with the forward sale agreements, the forward purchasers or their respective affiliates are expected to borrow from third parties and to sell to the underwriters an aggregate of 13,250,000 shares of our common stock (or an aggregate of 15,237,500 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) that will be delivered in this offering.

If any forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of our common stock from the forward purchasers or their respective affiliates will be replaced with the commitment to purchase from us, at the price set forth on the cover page of this prospectus supplement.

We expect to physically settle the forward sale agreements within approximately 24 months from the date of this prospectus supplement. On a settlement date, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers under the forward sale agreements at the then-applicable forward sale price. The forward sale price will also be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the specified daily rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, prior to physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share and funds from operations per share.

In addition, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, then we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period to:

•
return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and
•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases are made by a forward purchaser (or its affiliate) is below the applicable forward sale price, then we will receive from such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will receive from such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If, however, the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the forward sale price, then we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.

Each forward sale agreement provides the applicable forward purchaser with the right to accelerate its forward sale agreement with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and to require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliate are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made regardless of our interests, including our need for capital. Consequently, we could be required to issue and deliver shares of our common stock regardless of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements. See “Risk Factors—Risks Related to the Forward Sale Agreements.”

No Sales of Similar Securities

We, our officers and our directors have agreed with the underwriters, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or hedge any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (including OP Units), whether now owned or hereinafter acquired, owned directly by us or these other persons (including holding as a custodian) or with respect to which we or such other persons has beneficial ownership within the rules and regulations of the SEC during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to the following, subject to certain limitations and conditions:

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the shares of our common stock sold in this offering to the underwriters;
•
entering into the forward sale agreements and issuing and delivering shares of our common stock pursuant to the forward sale agreements;
•
any shares of our common stock issued pursuant to forward sale agreements outstanding as of the date of this prospectus supplement;
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any shares of our common stock sold under our ATM Program after the earlier of 30 days after the date of this prospectus supplement or the date on which the underwriters exercise their option to purchase additional shares in full;
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any shares of our common stock issued upon the conversion, exchange or exercise of securities (including OP Units) convertible into or exercisable or exchangeable for shares of our common stock outstanding as of the date of this prospectus supplement;
•
any shares of our common stock issued or options to purchase our common stock granted pursuant to our existing employee benefit plans;
•
any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan;

•
the filing of a prospectus supplement relating to an “at-the-market” common equity offering program that we have established or may establish, provided that sales thereunder do not take place on or before the date that is the earlier of 30 days after the date of this prospectus supplement or the date immediately following the date on which the underwriters exercise their option to purchase additional shares in full;
•
the filing of any registration statement relating to a dividend reinvestment plan, employee benefit plan, qualified stock option plan or other employee compensation plan;
•
facilitating the establishment of a trading plan on behalf of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock; provided that (1) such plan does not provide for the transfer of our common stock during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during the restricted period; and
•
any shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (including OP Units), in the aggregate not to exceed 10% of the total number of shares of our common stock issued and outstanding immediately following the settlement of the forward sale agreements (assuming physical settlement of the forward sale agreements and full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of our common stock (including OP Units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that the recipient of such securities agrees in writing to be bound by these restrictions for the balance of the restricted period.

In addition, the restrictions above with respect to officers and directors do not apply to a transfer by an officer or director that, subject to certain limitations and conditions:

•
is a bona fide gift or gifts; provided that (1) the transferee agrees in writing to be bound by the relevant lock-up agreement for the balance of the restricted period and (2) any required filing under Section 16(a) of the Exchange Act reporting such gift will briefly describe this exception and explain that such filing relates solely to transfers within this exception;
•
is by will or intestate succession upon the death of the officer or director, or is to an immediate family member or a trust for the direct or indirect benefit of such persons or the immediate family of such persons; provided, in each case, that (1) the transferee agrees in writing to be bound by the relevant lock-up agreement for the balance of the restricted period, (2) any such transfer does not involve a disposition for value and (3) no filing under Section 16(a) of the Exchange Act is required or voluntarily made;
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is a disposition solely to satisfy tax withholding obligations in connection with equity awards that were granted pursuant to equity incentive plans that are outstanding as of the date of this prospectus supplement; provided that (1) any securities received upon such transfer will remain subject to the lock-up agreement and (2) any required filing under Section 16(a) of the Exchange Act reporting such transfer will briefly describe this exception and explain that such filing relates solely to transfers within this exception;
•
is pursuant to an order of a court or regulatory agency or to comply with any applicable regulations;
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is in connection with certain change of control transactions;
•
involves (a) sales pursuant to a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act existing on the date hereof; provided to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding such sales, such announcement shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1(c) trading plan, or (b) the establishment of a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act; provided that (1) such trading plan does not provide for the transfer of shares of our common stock during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such trading plan, such announcement or filing shall include a statement to the effect that no transfer of shares of our common stock may be made under such trading plan during the restricted period;
•
involves an index or basket of securities in which shares of our common stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve shares owned directly by the transferor (including holding as a custodian) or with respect to which the transferor has beneficial ownership within the rules and regulations of the SEC as of the closing of the public offering; and
•
is made with the prior written consent of the underwriters.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “AHR.”

Price Stabilization and Short Positions

Until the distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of shares of our common stock, such as bids or purchases to peg, fix, or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing such shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise.

Neither we, the underwriters nor the forward purchasers nor their respective affiliates make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we, nor the underwriters nor the forward purchasers or their respective affiliates make any representation that the underwriters or the forward purchasers and their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters, the forward purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or EEA, or each a Relevant State, no shares of our common stock have been offered or will be offered pursuant to the proposed offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined below), except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided, that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each underwriter that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters, the forward purchasers and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their respective clients nor for providing advice in relation to the offering.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or, as amended, MiFID II; or (2) a customer within the meaning of Directive (EU) 2016/97, or, as amended, the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, or, as amended, the PRIIPs Regulation, for offering or selling the shares of our common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares of our common stock have been offered or will be offered pursuant to the public in the United Kingdom except that offers of such shares of our common stock may be made to the public in the United Kingdom:

(1)
to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(2)
to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or
(3)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person in the United Kingdom who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each underwriter that it is a qualified investor as defined in paragraph 15 of Schedule 1 of the POATR.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are only addressed to, and may be directed only at, “qualified investors” within the meaning of paragraph 15 of Schedule 1 of the POATR, who are also: (1) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; (2) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (d) of the Order; or (3) persons to whom, in connection with the issue or sale of any securities, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended), it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their respective clients nor for providing advice in relation to the offering.

For the purposes of this provision, the expression an “offer to the public” in relation to the units in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of our common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to Prospective Investors in the Netherlands

The prospectus supplement and the accompanying prospectus are not addressed to or intended for, and the shares of our common stock described in the prospectus supplement and the accompanying prospectus are not and will not be, directly or indirectly, offered, sold, transferred or delivered to, any individual or legal entity in the Netherlands except to individuals or entities that are qualified investors (gekwalificeerde beleggers) within the meaning of the Prospectus Regulation (2017/1129). As a consequence, no approved prospectus has to be made generally available in the Netherlands pursuant to Article 3 of the Prospectus Regulation (2017/1129).

Notice to Prospective Investors in Norway

This prospectus supplement and the accompanying prospectus have not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act of 29 June 2007 (in Norwegian: lov om verdipapirhandel av 29. juni 2007 nr. 75), or the STA, implementing the Prospectus Regulation. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to us or our shares of our common stock have been approved by, or registered with, the Norwegian Financial Supervisory Authority (in Norwegian: Finanstilsynet), the Norwegian Company Registry (in Norwegian: Foretaksregisteret) or any other Norwegian public authority. Accordingly, our shares of our common stock will only be offered or sold in Norway to professional investors in compliance with the exemptions from the prospectus requirements as set out in the Prospectus Regulation, and otherwise in compliance with the provisions of the STA and appurtenant regulations, as well as any other laws and regulations applicable in Norway, governing the issue, offering and sale of securities. The offering of shares of our common stock is not subject to the provisions of the Norwegian Alternative Investment Fund Act of 20 June 2014 (implementing the Alternative Investment Fund Managers Directive) (in Norwegian: lov om forvaltning av alternative investeringsfond av 28. juni 2014 nr. 28) nor the Norwegian Investment Fund Act of 25 November 2011 (implementing the Undertakings for Collective Investment in Transferable Securities directive) (in Norwegian: lov om verdipapirfond 377 november 2011 nr. 44), and consequently no marketing approvals have been sought or granted under these acts. This prospectus supplement and the accompanying prospectus are for the recipient only and may not in any way be forwarded to any other person or to the public in Norway. This prospectus supplement and the accompanying prospectus must not be copied or otherwise distributed by the recipient. Each potential investor should carefully consider individual tax questions before deciding to invest in us.

Notice to Prospective Investors in Germany

This prospectus supplement and the accompanying prospectus have not been prepared in accordance with the requirements for a prospectus or any other disclosure document under the Prospectus Regulation, the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Capital Investment Code (Kapitalanlagegesetzbuch), or the German Investment Products Act

(Vermoegensanlagegesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungs–ufsicht - BaFin) nor any other competent authority has been, or will be, notified of the intention to distribute shares of our common stock in Germany. Consequently, shares of our common stock may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus supplement and the accompanying prospectus and any other document relating to this offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of shares of our common stock to the public in Germany or any other means of public marketing. Shares of our common stock are being offered and sold in Germany only to persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus supplement and the accompanying prospectus are strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of shares of our common stock.

Accordingly, shares of our common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to shares of our common stock. Shares of our common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to shares of our common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act 2001, or the SFA, by the Monetary Authority of Singapore, and the offer of the shares of common stock is made primarily pursuant to the exemption under Section 304 of the SFA. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the SFA or (2) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

LEGAL MATTERS

Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Paul Hastings LLP will act as counsel to the underwriters and the forward purchasers. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law.

EXPERTS

The financial statements of American Healthcare REIT, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of American Healthcare REIT, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 8, 2026 and August 7, 2026;
•
our Definitive Proxy Statement, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 9, 2026;
•
our Current Reports on Form 8-K, filed with the SEC on February 4, 2026 (Item 5.02 only), February 27, 2026, March 18, 2026 (Item 8.01 only), April 7, 2026, May 22, 2026, May 28, 2026, June 18, 2026 (Item 8.01 only), June 25, 2026, July 22, 2026 (Item 5.02 only), and August 10, 2026 and our Current Report on Form 8-K/A, filed with the SEC on March 24, 2026; and
•
the description of shares of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on February 6, 2024, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as subsequently amended or updated.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 (or any related exhibit furnished under Item 9.01(d)) of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference herein and therein but not delivered herewith and therewith. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may call us at (949) 270-9200 or write us at the following address: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion contained under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.

At the close of each calendar quarter of each taxable year before 2026, the aggregate value of all securities of any taxable REIT subsidiary, or TRS, held by us may not exceed 20.0% of the value of our total assets and, at the close of each calendar quarter of our 2026 taxable year and subsequent taxable years, the aggregate value of all securities of any TRS held by us may not exceed 25.0% of the value of our total assets.

Dividends that we distribute to non-corporate U.S. stockholders that are not designated as capital gain dividends or otherwise treated as qualified dividends generally will be eligible for a deduction equal to 20.0% of the amount of such dividends, and such deduction will no longer expire on December 31, 2025. To qualify for this deduction, the stockholder receiving a dividend must hold the dividend paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. U.S. stockholders should consult their tax advisors as to their ability to claim this deduction.

PROSPECTUS

Common Stock • Preferred Stock • Warrants

3,501,976 Shares of Our Common Stock Offered by Selling Stockholders

We may, from time to time, offer to sell our common stock, $0.01 par value per share, or the common stock, preferred stock, $0.01 par value per share, or the preferred stock, or warrants to purchase our common stock or our preferred stock, separately or together in any combination, in one or more offerings. This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference.

In addition, this prospectus covers the offer and sale of up to 3,501,976 shares of our common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus that we may issue from time to time to the selling stockholders named herein upon redemption of an equal number of partnership interests, or OP Units, in our operating partnership, American Healthcare REIT Holdings, LP, or the Operating Partnership, held by them. See “Selling Stockholders.” Pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, or the Partnership Agreement, the selling stockholders that are holders of OP Units may (subject to the terms of the Partnership Agreement) redeem their OP Units for cash based upon the market value of an equivalent number of shares of our common stock or, at our election, exchange their OP Units for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

The registration of the shares of our common stock issuable to the selling stockholders does not necessarily mean that the selling stockholders will offer or sell any or all of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of any shares of our common stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions.

Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.

Shares of our common stock are listed on the New York Stock Exchange, or the NYSE, under the symbol “AHR”. The closing price of our common stock as reported by the NYSE on August 9, 2024, was $16.72 per share.

We were formed as a Maryland corporation in January 2015 and have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in the securities involves risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus before investing in our securities.

Common stock, preferred stock and/or warrants may be sold by us, or common stock may be sold by the selling stockholders to or through underwriters or dealers or directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission or any regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of our common stock, preferred stock or warrants, and our selling stockholders may sell common stock, as described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation by Reference” and the additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement or free writing prospectus, nor from a sale made under this prospectus and any applicable prospectus supplement or free writing prospectus, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or free writing prospectus or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean American Healthcare REIT, Inc., a Maryland corporation, and its subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, collectively with the Securities Act and Exchange Act, the Acts. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus is filed with the SEC.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to: (1) statements about our plans, strategies, initiatives and prospects, including any future capital-raising initiatives and planned or future acquisitions or dispositions of properties and other assets, including our option to purchase the minority membership interest in Trilogy REIT Holdings LLC; and (2) statements about our future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and regulations or proposed regulations governing the operations and sales of health care properties; the availability of capital; our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; changes in interest rates, including uncertainties about whether and when interest rates will continue to increase, and foreign currency risk; competition in the real estate industry; changes in accounting principles generally accepted in the United States policies and guidelines applicable to REITs; the success of our investment strategy; cybersecurity incidents and information technology failures, including unauthorized access to our computer systems and/or our vendors’ computer systems and our third-party management companies’ computer systems and/or their vendors’ computer systems; our ability to retain our executive officers and key employees; unexpected labor costs and inflationary pressures; and those risks identified in Item 1A. Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as those discussed in this prospectus, as such factors may be updated from time to time in any future filings we make with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Forward-looking statements in this prospectus speak only as of the date on which such statements are made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

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PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference in this prospectus or any prospectus supplement. It does not contain all of the information that you should consider before making a decision to invest in securities offered by this prospectus. You should read carefully the more detailed information set forth under the heading “Risk Factors” and the other information, including the financial statements and related notes, included in this prospectus or incorporated by reference in this prospectus or any prospectus supplement.

American Healthcare REIT, Inc.

American Healthcare REIT, Inc., a Maryland corporation, is a self-managed REIT that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. We have built a fully-integrated management platform, with approximately 110 employees, that operates clinical healthcare properties throughout the United States, the United Kingdom and the Isle of Man. We also operate healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, or the Code, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). Our healthcare facilities operated under a RIDEA structure include our senior housing operating properties, or SHOP, and our integrated senior health campuses. We have originated and acquired secured loans and may also originate and acquire other real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income; however, we have selectively developed, and may continue to selectively develop, healthcare real estate properties. We have elected to be taxed as a REIT for U.S. federal income tax purposes. We believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our principal executive offices are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, and our telephone number is (949) 270-9200. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs and repayment of debt. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Maryland General Corporation Law, or MGCL. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 1,200,000,000 shares of stock, of which 1,000,000,000 shares are designated as common stock and 200,000,000 shares are designated as preferred stock. Our charter authorizes our board of directors, or our Board, without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Except as provided with respect to any other class or series of our stock, the holders of our common stock will possess the exclusive voting power to vote on all matters at all meetings of the stockholders.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, nor do they have any preemptive rights to subscribe for any of our securities.

Holders of our common stock generally have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock will have equal distribution, liquidation and other rights.

Preferred Stock

Under our charter, our Board, without stockholder approval, is authorized to designate and approve the issuance of shares of our preferred stock in one or more classes or series, to establish the number of shares in each class or series, and to fix the terms thereof. Our Board could authorize the issuance of additional shares of our preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then-market price of such shares of our common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

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the title and par value of the preferred stock;
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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
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the procedures for an auction and remarketing, if any, of the preferred stock;
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the provisions for a sinking fund, if any, for the preferred stock;
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any voting rights of the preferred stock;
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the provisions for redemption, if applicable, of the preferred stock;
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any listing of the preferred stock on any securities exchange;

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information with respect to book-entry registration procedures, if any;
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the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities, including the conversion price or the manner of calculating the conversion price and conversion period;
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if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;
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any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;
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the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to all classes or series of common stock with respect to payment of dividends and distribution of assets upon liquidation; and
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any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Power to Reclassify and Increase the Number of Authorized Shares of Stock

Our Board may, without common stockholder approval, classify any unissued shares of our preferred stock and reclassify any unissued shares of our common stock or previously classified shares of our preferred stock into other classes or series of stock. Before authorizing the issuance of shares of any new class or series, our Board must set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our Board, with the approval of a majority of the entire Board and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue. These actions can be taken without common stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year beginning with the second taxable year in which we qualified as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualified as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial or constructive ownership of more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT (including, but not limited to, any attempted transfer that would result in us owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any gross income requirement described in Section 856(c) of the Code), will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the trust that will not be affiliated with us or any prohibited owner. We will also name one or more charitable organizations as a beneficiary of the trust. Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends and other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee of the trust will sell the shares-in-trust to a person, selected by the trustee, whose ownership of the shares will not violate the ownership limits discussed above and distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trustee for such shares-in-trust (net of any commissions and other expenses of sale) and (2) (a) if the prohibited owner gave value for the shares in connection with the event causing the shares to be held in trust, the price paid by the prohibited owner for such shares-in-trust or (b) if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price, or, in the event no market price is available for such shares, the fair market value, of such shares-in-trust on the day of the event causing the shares to be held in trust. Upon such sale, the interest of the charitable beneficiary in the share of stock sold will terminate. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.

If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by the prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive, such excess must be paid to the trustee upon demand. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price or, in the event no market price is available for such shares, the fair market value, of such shares of stock at the time of such devise, gift, or other event) and (2) the market price or, in the event no market price is available for such shares, the fair market value, of such shares of stock on the date we, or our designee, accepts such offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our stock in violation of the foregoing restrictions or who would have owned shares of our stock that resulted in a transfer to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our Board determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.

Our Board, in its sole discretion, may exempt a person (prospectively or retroactively) from the limitation on ownership of more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. However, our Board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failure to maintain our qualification as a REIT. In order to be considered by our Board for exemption, a person also must not own and represent that it will not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant within the meaning of Section 856(d)(2)(B) of the Code. The person seeking an exemption must represent to the satisfaction of our Board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust.

Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares of our stock during any taxable year, within 30 days after the end of such taxable year, will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares of our stock actually owned by such stockholder, and such information regarding the beneficial ownership of the shares of our stock as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.

Listing

Our unclassified common stock is listed on the NYSE under the ticker symbol “AHR.”

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of some of the general terms of our charter and bylaws and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”

Election of Directors; Vacancies

Our charter provides that the number of our directors may be increased or decreased pursuant to our bylaws. Our bylaws provide that the number of directors on our Board may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. In both contested and uncontested elections, directors are elected by a plurality of the votes cast. There is no cumulative voting in the election of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of our common stock will not be able to elect any directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director or the entire Board may be removed at any time, but only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our Board. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

The MGCL provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by a vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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one-tenth or more but less than one-third;
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one-third or more but less than a majority; or
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a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. This bylaw provision may be amended or eliminated at any time in the future by our Board.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board of directors;
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a two-thirds vote requirement for removing a director;
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a requirement that the number of directors be fixed only by a vote of the board of directors;
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a requirement that a vacancy on the board of directors be filled only by the remaining directors then in office and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and
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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that, except as may be provided by our Board in setting the terms of any class or series of preferred stock, vacancies on our Board will only be filled by the remaining directors in office, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we require the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors in order to remove a director, vest in our Board the exclusive power to fix the number of directorships and require, unless called by the chairman of our Board, the chief executive officer, the president or our Board the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter. Our Board has adopted a resolution and we have filed Articles Supplementary to our charter providing that we may not elect to be subject to the provision of Subtitle 8 that would permit us to classify our Board without stockholder approval. In the future, our Board may elect, without stockholder approval, to adopt one or more of the other provisions of Subtitle 8.

Meetings and Special Voting Requirements

Special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer, the president and the board of directors and must also be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, convert into another entity, consolidate with one or more other corporations, sell or transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors and the vote required for certain amendments) may be approved by stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our Board determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Subject to the rights of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Advance Notice of Director Nomination and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Exclusive Forum For Certain Litigation

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (1) any Internal Corporate Claim, as such term is defined in the MGCL (other than any action arising under federal securities laws), including, without limitation, (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, or (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws, or (2) any other action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to such court.

Amendment of our Bylaws

Our bylaws provide that our Board has the exclusive power to adopt, alter, or repeal any provision of our bylaws and to make new bylaws.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in connection with such proceeding. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless the following can be established:

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an act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
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the director or officer received an improper personal benefit in money, property or services; or
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with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL also permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter requires us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer of us or any of our subsidiaries who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer of us or any of our subsidiaries and at our request or at the request of any of our subsidiaries, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

We have also entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

We have purchased and intend to maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required or have the power to indemnify them against the same liability.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THE OPERATING PARTNERSHIP

The following is a summary of the material terms and provisions of the Partnership Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of Delaware law and the Partnership Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” For purposes of this section, references to “we,” “our” and “us” refer solely to American Healthcare REIT, Inc. and not any of its subsidiaries.

General

We conduct substantially all of our operations through the Operating Partnership, and we are the sole general partner of the Operating Partnership. As of June 30, 2024, we owned approximately 97.4% of the OP Units, and the remaining 2.6% of the OP Units were owned by AHI Group Holdings, LLC, or AHI Group Holdings, which is owned and controlled by Jeffrey T. Hanson, the non-executive Chairman of our Board, Danny Prosky, our Chief Executive Officer, President and director, and Mathieu B. Streiff, one of our directors; Platform Healthcare Investor T-II, LLC, or Platform Healthcare Investor; Flaherty Trust, dated September 25, 1997, as amended, or Flaherty Trust; and a wholly-owned subsidiary of Griffin Capital Company, LLC.

Purpose, Business and Management

The Operating Partnership was formed for the purpose of conducting any business that may be lawfully conducted by a limited partnership under the Delaware Revised Uniform Limited Partnership Act including, without limitation, to engage in the following activities: (1) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real estate assets; (2) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with other real and personal property of all kinds; (3) to acquire, own, hold for investment and ultimately dispose of general and limited partner interests, and stock, warrants, options or other equity and debt interests in entities, and exercise all rights and powers granted to the owner of any such interests; (4) make any type of investment and engage in any other lawful act or activity for which limited partnerships may be formed under the Delaware Revised Uniform Limited Partnership Act, and by such statement all lawful acts and activities shall be within the purposes of the Operating Partnership; (5) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Operating Partnership; and (6) to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; provided, however, that such business shall be limited to and conducted in such a manner as to permit us at all times to be classified as a REIT, unless we determine not to qualify as a REIT or cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. However, the Operating Partnership may not, in the general partner’s judgement, in its sole and absolute discretion, (1) take any action which, or (2) refrain from taking any action which, if not taken:

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could adversely affect our ability to continue to qualify as a REIT, unless we determine not to qualify as a REIT or otherwise cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership; or
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could subject us to any additional taxes under Section 857 or Section 4981 of the Code.

In general, our Board manages the business and affairs of the Operating Partnership through control of the general partner, which exclusively directs the Operating Partnership’s business and affairs. If there is a conflict in the fiduciary duties owed by us (as the sole member of the general partner) to our stockholders on one hand and by the general partner to any limited partners on the other, we shall be entitled to resolve such conflict in favor of our stockholders. The Partnership Agreement also provides that the general partner will not be liable to the Operating Partnership, its partners, or any other person bound by the Partnership Agreement for (1) any act or omission performed or failed to be performed, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, (2) any tax liability imposed on the Operating Partnership or (3) any losses due to the misconduct, negligence (gross or ordinary), dishonesty or bad faith of any agents of the Operating Partnership.

Moreover, the Partnership Agreement provides that the Operating Partnership is required to indemnify the general partner, any affiliates of the general partner (including us) and any of its or their directors, trustees, managers, members, officers, employees, or designees from and against any and all claims that relate to the operations of the Operating Partnership, except:

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if the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active or deliberate dishonesty;
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for any transaction for which the indemnified party received an improper personal benefit, in money, property, or services; or
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in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of future holders of any class or series of the OP Units, all management power over the business and affairs of the Operating Partnership are exclusively vested in Continental Merger Sub, LLC, in its capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power or control over the Operating Partnership’s investment or other activities, transact any business in the Operating Partnership’s name, or sign documents for or otherwise bind the Operating Partnership. Continental Merger Sub, LLC may not be removed as the general partner of the Operating Partnership (with or without cause) by the limited partners. In addition to the powers granted to the general partner under applicable law or any provision of the Partnership Agreement, but subject to certain other provisions of the Partnership Agreement and the rights of future holders of any class or series of the OP Units, Continental Merger Sub, LLC, in its capacity as the general partner of the Operating Partnership, has the full power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership, and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner, including, without limitation, to issue common or preferred OP Units, borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit, or otherwise borrow money on a secured or unsecured basis. Except as provided in the Partnership Agreement and as summarized below, the general partner may execute, deliver, and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.

Redemption Rights

In general, beginning 12 months after first acquiring such OP Units, each limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement, to require the Operating Partnership to redeem all or a portion of the OP Units held by such limited partner in exchange for a cash amount per OP Unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement or, upon election by the general partner in its sole and absolute discretion, a stock amount equal to the product of the number of, and corresponding to the class or series of, OP Units offered for redemption by a redeeming partner multiplied by the conversion factor (as defined in the Partnership Agreement) as may be adjusted to and including the date for redemption. The Operating Partnership’s obligation to redeem OP Units does not arise and is not binding against the Operating Partnership until the tenth business day after the general partner receives the holder’s notice of redemption. Among other limitations, a limited partner may not require the Operating Partnership to redeem its OP Units if the exchange of such OP Units for our common stock would cause any person to violate the restrictions on ownership and transfer of our stock or violate certain limitations intended to prevent the Operating Partnership from being treated as a “publicly traded partnership” under the Code.

We may, in our sole and absolute discretion (subject to the limitations on ownership and transfer of shares), assume from the Operating Partnership directly the obligation to satisfy a redemption right of a redeeming partner. If we exercise this right with respect to a particular redemption right, the Operating Partnership shall have no obligation to pay any amount in any form to the redeeming partner with respect to such redeeming partner’s exercise of such redemption right.

Transferability of Operating Partnership Units; Withdrawal of General Partner; Extraordinary Transactions

Limited partners in the Operating Partnership cannot transfer all or any portion of their limited partnership interests without the written consent of the general partner, which may be given or withheld in the general partner’s sole and absolute discretion, unless the transfer is to a permitted transferee, subject to the satisfaction of the following conditions:

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the transferring partner is required to give written notice of the proposed transfer to the general partner; and
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transfers of limited partnership interests may be made only to an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

Continental Merger Sub, LLC, the general partner of the Operating Partnership, may not withdraw from the Operating Partnership or transfer any of its general partner interests in the Operating Partnership. However, the general partner may transfer all or any portion of its general partner interest to a wholly owned subsidiary of the general partner or the owner of all of the ownership interests in the general partner, and may withdraw as general partner following the transfer. The general partner may also engage in transactions not required by law or by the rules of the NYSE to be submitted to the vote of holders of membership interests of the general partner.

The Partnership Agreement provides that the general partner may not engage in any merger, consolidation, or other combination of us or the Operating Partnership with or into another entity or sale of all or substantially all of our or the Operating Partnership’s assets (other than in connection with a change in the general partner’s state of incorporation or organizational form) in each case which results in a Change of Control (as defined below), unless it:

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is with the consent of partners (excluding the general partner) who hold partnership units that constitute more than 50.0% of the aggregate number of outstanding partnership units not held by the general partner or a parent entity of the general partner;
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causes all limited partners to receive for each OP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities, or other property paid in such transaction in consideration of one share of our common stock; provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50.0% of the outstanding membership interests of the general partner, each holder of partnership units shall be given the option to exchange its partnership units for the greatest amount of cash, securities, or other property which a limited partner would have received had it exercised its redemption right and sold, tendered, or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the tendered shares of our common stock; or

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is such that we are the surviving entity of the transaction and either (1) the holder of shares of our common stock do not receive cash, securities or other property in the transaction or (2) all limited partners (other than us, any of our subsidiaries or the general partner) receive an amount of cash, securities or other property (expressed as an amount per share of common stock) that is not less than the product of the conversion factor and the greatest amount of cash, securities, or other property (expressed as an amount per share of common stock) received in the transaction by any holder of shares of our common stock.

“Change of Control” means either of the following: (1) any transaction or series of transactions pursuant to which we or the general partner of the Operating Partnership sell, transfer, exchange, or dispose of substantially all (i.e., at least 85.0%) of our or its assets for cash or property, or for a combination of cash and property, or for other consideration; or (2) any transaction pursuant to which persons who are not current shareholders of us or the general partner of the Operating Partnership acquires by merger, consolidation, reorganization, division, or other business combination or transaction, or by a purchase of an interest in us or the general partner of the Operating Partnership, an interest in us or the general partner of the Operating Partnership so that after such transaction, the stockholders of us or the general partner of the Operating Partnership immediately prior to such transaction no longer have a controlling (i.e., 50.0% or more) voting interest in us or the general partner of the Operating Partnership.

Additional Limited Partners

The general partner is authorized to cause the Operating Partnership to issue additional OP Units (or options or warrants to acquire OP Units) in one or more series or classes to any persons at any time or from time to time, on such terms and conditions as the general partner shall establish in each case in its sole and absolute discretion subject to Delaware law. Without limiting the generality of the foregoing, we may specify, as to any such class or series of OP Units:

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the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of OP Units;
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the right of each such class or series of OP Units to share in partnership distributions; and
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the rights of each such class or series of OP Units upon dissolution and liquidation of the Operating Partnership.

The general partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any person as a limited partner or to issue any OP Units, including, without limitation, amending the certificate of limited partnership or any provision of the Partnership Agreement. The general partner may also cause the Operating Partnership to issue OP Units (or options or warrants to acquire OP Units) for less than fair market value as long as the general partner concludes in good faith that such issuance is in the interest of the Operating Partnership and its partners.

Ability to Engage in Other Businesses

We and the general partner will conduct all business exclusively through the Operating Partnership and shall own no assets other than interests in the Operating Partnership or equity interests in entities owning only interests in the Operating Partnership. Neither the Operating Partnership nor any of the limited partners shall have any rights in any business ventures of any other limited partner by virtue of being party to the Partnership Agreement.

Term

The Operating Partnership shall continue until December 31, 2043 unless dissolved earlier or as otherwise provided by law.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

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the title of the warrants;
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the aggregate number of the warrants;
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price or prices at which the warrants will be issued;
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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
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our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;
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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
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the date on which the right to exercise the warrants will commence and the date on which that right will expire;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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information with respect to book-entry procedures, if any;
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if applicable, a discussion of certain U.S. federal income tax considerations; and
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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations related to (1) the qualification and taxation of American Healthcare REIT, Inc as a REIT and (2) an investment in the common stock of American Healthcare REIT, Inc. In addition, the U.S. federal income tax consequences of the acquisition, ownership and disposition of preferred stock and the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “American Healthcare,” “we,” “our,” and “us” mean only American Healthcare REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings, and other administrative pronouncements issued by the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought and will not seek an advance ruling from the IRS, regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the IRS or any court. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. In addition, this summary does not discuss how the scheduled expiration of certain provisions of the Tax Cuts and Jobs Act of 2017, or the TCJA, may affect us or our stockholders. The summary is also based upon the assumption that we will operate American Healthcare REIT, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or operating agreements. In addition, this summary does not discuss pending proposals to increase U.S. federal income tax rates on both ordinary income and long-term capital gains. This summary is for general information only and does not constitute tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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financial institutions;
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insurance companies;
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subchapter S corporations;
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U.S. expatriates;
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broker-dealers;
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persons who mark-to-market our common stock;
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regulated investment companies;
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REITs;
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partnerships and trusts;
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persons who hold our stock on behalf of other persons as nominees;
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persons who receive our stock through the exercise of employee stock option or otherwise as compensation;
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persons subject to the alternative minimum tax provisions of the Code;
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persons holding their interest in us through a partnership or similar pass-through entity;
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persons holding a 10.0% or more (by vote or value) beneficial interest in American Healthcare REIT, Inc.;
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persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;
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stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and
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except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their common stock as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. In addition, this summary does not address state, local, and foreign tax considerations, or taxes other than U.S. federal income taxes (except where specifically noted).

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You should consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Our Company

General

We were formed as a Maryland corporation in January 2015 and have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that commencing with our taxable year ended December 31, 2016, we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Sidley Austin LLP has acted as our tax counsel in connection with this filing and our federal income tax status as a REIT. Sidley Austin LLP has rendered an opinion to us to the effect that commencing with our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. Sidley Austin LLP has no obligation to update its opinion subsequent to the date of such opinion. Sidley Austin LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

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We will be required to pay tax at the corporate rate on any undistributed REIT taxable income, including undistributed net capital gains.
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If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75.0% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
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We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
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If we fail to satisfy the 75.0% gross income test or the 95.0% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which we fail to satisfy the 75.0% gross income test and (b) the amount by which we fail to satisfy the 95.0% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5.0% or 10.0% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
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We will be required to pay a 4.0% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85.0% of our ordinary income for the year, (2) 95.0% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
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If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the adjusted tax basis of the asset in our hands is determined by reference to the adjusted tax basis of the asset in the hands of the transferor corporation and our initial tax basis in the asset is less than the fair market value of the asset on the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of real property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax. See “—Built-In Gains Tax.”
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Our subsidiaries that are C corporations, including our taxable REIT subsidiaries, or TRSs, generally will be required to pay U.S. federal corporate income tax on their earnings (including potentially a 15% alternative minimum tax on the adjusted financial statement income, or AFSI, of C corporations, including TRSs, whose three-year average AFSI exceeds $1 billion).
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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income.” See “—Income Tests” and “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.
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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of our stockholders, as described below under “—Requirements for Qualification as a REIT.”

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust, or association:

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that is managed by one or more trustees or directors;
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that issues transferable shares or transferable certificates to evidence its beneficial ownership;
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that would be taxable as a domestic corporation, but for the special provisions under the Code and Treasury Regulations applicable to REITs;
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that is neither a financial institution nor an insurance company within the meaning of the Code;

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that is beneficially owned by 100 or more persons;
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not more than 50.0% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;
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that uses the calendar year for U.S. federal income tax purposes;
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that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and
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that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that the first through fourth conditions above, inclusive, must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust. For purposes of the seventh condition, we use a calendar taxable year, and we thereby satisfy this requirement.

We believe that we have been organized, have operated, and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the conditions listed above, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion in this prospectus under the heading “Description of Our Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in the fifth and sixth bullet points listed above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify.”

Ownership of Interests in Partnerships and Limited Liability Companies

In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10.0% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships, and the Limited Liability Companies.”

We generally will have control of the Operating Partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in TRSs

We, through the Operating Partnership, own interests in companies that have elected, together with us, to be treated as our TRSs, and we may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as TRS. If a TRS owns more than 35.0% of the total voting power or value of the outstanding securities of another corporation (or other entity treated as a corporation for U.S. federal income tax purposes), such other corporation will also be treated as a TRS. Other than some activities relating to lodging and healthcare facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5.0% or 10.0% asset test described below. See “—Asset Tests.” The aggregate value of all securities of any TRS held by us may not exceed 20.0% (25.0% for tax years before 2018) of the value of our total assets.

Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30.0% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRS to deduct interest, which could increase its taxable income.

Ownership of Interests in Subsidiary REITs

We, through the Operating Partnership, own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code, or each, a Subsidiary REIT. A Subsidiary REIT, such as Trilogy Real Estate Investment Trust, is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. Investments in Subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets and, in the case of Subsidiary REITs acquired by purchase, reliance on the seller’s compliance with the REIT requirements for periods prior to acquisition. If a Subsidiary REIT were to fail to qualify as a REIT, then (1) that Subsidiary REIT would become subject to U.S. federal income tax and (2) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75.0% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property or on interests in real property, including “rents from real property,” dividends from other REITs, interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95.0% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.

However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;
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Neither we nor an actual or constructive owner of 10.0% or more of our capital stock actually or constructively owns 10.0% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10.0% or more of the total combined voting power of all classes of stock entitled to vote or 10.0% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90.0% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50.0% of the voting power or more than 50.0% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15.0% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15.0% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and
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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1.0% de minimis exception (for purposes of such exception, the gross income received from such non-customary services is deemed to be at least 150.0% of the direct cost of providing the services) and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal, and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75.0% gross income test and, except to the extent received through the payment of dividends, the 95.0% gross income test.

Predominantly all of our integrated senior health campuses, and all of our SHOP are operated using a RIDEA structure. Under a RIDEA structure, we lease certain integrated senior health campuses and all our SHOP to one or more TRSs, and the applicable TRS, in turn, engages an independent third party in the business of operating integrated senior health campuses or SHOP, as applicable, to manage those integrated senior health campuses or SHOP. Under this structure, we receive rents from the TRS and the TRS receives revenues from the operation of the integrated senior health campuses or the SHOP, as applicable, net of expenses (including intercompany rent payments and corporate income taxes) for the operation of the campuses or facilities, as applicable, and the fees payable to the third-party operator. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our TRS with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75.0% or 95.0% gross income test and, as a result, could fail to qualify as a REIT.

Also, our TRSs may not operate or manage a health care property (such as an integrated senior health campus or SHOP) or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our TRS will constitute “rents from real property” if the following conditions are satisfied:

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First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and
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Second, the health care property must be managed by an eligible independent contractor, or EIK. An EIK is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our TRSs. For this purpose, an independent contractor means any person (1) that does not own (taking into account relevant attribution rules) more than 35.0% of our capital stock, and (2) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35.0% or more of our capital stock owns 35.0% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each integrated senior health campus and SHOP that we lease to a TRS is a qualified health care property, and each property manager engaged by our TRSs to manage each property is an EIK. Furthermore, while we will monitor the activities of the EIKs to maximize the value of our health care property investments, neither we nor our TRS lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our TRSs with respect to the leases of our health care properties will qualify as “rents from real property.”

We generally do not intend, and as the sole owner of the general partner of the Operating Partnership, do not intend to permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not appraised the relative values of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.

Hedging

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income from the following hedging transactions, including gain from the sale or disposition of such a transaction, that is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75.0% or 95.0% gross income test:

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a hedging transaction we enter into:
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in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets; or
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primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75.0% or 95.0% income tests; and
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new hedging transactions we enter into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of.

To the extent that we do not properly identify such transactions as hedges or we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

TRS Income

To the extent our TRSs make distributions, we generally will derive our allocable share of such distribution through our interest in the Operating Partnership. Such distributions will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95.0% gross income test, but not for purposes of the 75.0% gross income test. We monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75.0% or 95.0% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75.0% or 95.0% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain that we realize on the sale of property (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the Operating Partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. We intend to set any fees paid to a TRS for such services, and any rent payable to us by a TRS, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets:

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At least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items, and U.S. government securities. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock (or transferable certificates of beneficial interest) in other REITs, debt instruments of publicly offered REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds, certain kinds of mortgage-backed securities, and mortgage loans as well as personal property leased in connection with a lease of real property for which the rent attributable to personal property does not exceed 15.0% of the total rent received under the lease. Assets that do not qualify for purposes of the 75.0% test are subject to the additional asset tests described below.
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Not more than 25.0% of the value of our total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75.0% test.
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The aggregate value of all securities of any TRSs held by us may not exceed 20.0% of the value (25.0% for tax years before 2018) of our total assets. As long as each of these companies qualifies as a TRS of ours, we will not be subject to the 5.0% asset test, the 10.0% voting securities limitation or the 10.0% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of any TRSs in which we may own an interest will not exceed 20.0% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
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Not more than 25.0% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments are not otherwise secured by real property.
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Of the investments included in the 25.0% asset class, and except for certain investments in our TRSs, the value of any one issuer’s securities may not exceed 5.0% of the value of our total assets, and we may not own more than 10.0% of the total vote or value of the outstanding securities of any one issuer except for certain types of securities that are disregarded as securities solely for purposes of the 10.0% value test, including securities satisfying the “straight debt” safe-harbor, securities issued by a partnership that itself would satisfy the 75.0% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10.0% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities). For example, our indirect ownership, through the Operating Partnership, of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5.0% and 10.0% asset tests if the value of our nonqualifying assets:

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does not exceed the lesser of:
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1.0% of the total value of our assets at the end of the applicable quarter; or
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$10,000,000; and
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we dispose of the nonqualifying assets or otherwise satisfy such tests within (1) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (2) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5.0% and 10.0% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including:
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the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (1) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (2) the period of time prescribed by Treasury Regulations to be issued.
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paying a tax equal to the greater of:
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$50,000; and
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the corporate income tax rate multiplied by the net income generated by the nonqualifying assets; and
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disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

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90.0% of our “REIT taxable income”; and
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90.0% of our after-tax net income, if any, from foreclosure property; minus
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the excess of the sum of certain items of non-cash income over a specified percentage of our income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we acquired any asset from a corporation which was or had been a C corporation in a transaction in which our initial tax basis in the asset was less than the fair market value of the asset on the acquisition date, and we dispose of the asset within the five-year period following such acquisition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition. See “—Built-In Gains Tax.”

Subject to the election discussed below, our deduction for net business interest expense will generally be limited to 30.0% of our taxable income, as adjusted for certain items of income, gain, deduction, or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships or Subsidiary REITs are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect to not have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We anticipate that we or any of our subsidiary partnerships or Subsidiary REITs that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership or Subsidiary REIT, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced, and, as a result, our REIT taxable income for a taxable year may be increased. The Operating Partnership has made the election described in this paragraph.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90.0% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90.0%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. In order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income tax and excise tax (as described below), we intend to make distributions of at least 100% of our REIT taxable income to holders of our common stock in each taxable year. In this regard, the Partnership Agreement will authorize us, as the sole owner of the general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90.0% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4.0% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85.0% of our ordinary income for such year, 95.0% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90.0% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate U.S. stockholders, including individuals, generally may deduct 20.0% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026, for purposes of determining their U.S. federal income tax, subject to certain holding period requirements. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships, and the Limited Liability Companies

General

All of our investments will be held indirectly through the Operating Partnership. We are the sole owner of the general partner of the Operating Partnership. Such general partner entity is treated as a disregarded entity for U.S. federal income tax purposes. The Operating Partnership is treated as a partnership for U.S. federal income tax purposes, and we are treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the Operating Partnership for such purposes. In addition, the Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are treated as disregarded entities for U.S. federal income tax purposes. We also hold investments through entities treated as partnerships for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction, and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities, and items of income, gain, loss, deduction, and credit of a disregarded entity are treated as assets, liabilities, and items of income, gain, loss, deduction, and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.

Entity Classification

Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable

Treasury Regulations. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss, and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The Operating Partnership may, from time to time, acquire interests in property in exchange for interests in the Operating Partnership. In that case, the tax basis of these property interests will generally carry over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value. The Partnership Agreement will require that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including a limited liability company treated as a partnership for U.S. federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, and as adjusted from time to time, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership:

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could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution; and
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could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership.

An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships apply to the Operating Partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Under the new rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest, and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors should consult their own tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Built-In Gains Tax

From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

Material U.S. Federal Income Tax Considerations for Our Common Stockholders

The following summary describes the principal U.S. federal income tax consequences to you of purchasing, owning, and disposing of our common stock. This summary assumes you hold shares of our common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted.

If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of our common stock arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our common stock who, for U.S. federal income tax purposes, is:

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an individual who is a citizen or resident of the United States;
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a corporation, including an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia; an estate the income of which is subject to United States federal income taxation regardless of its source; or
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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If you hold shares of our common stock and are neither a U.S. stockholder nor a partnership for U.S. federal income tax purposes, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and the partners in such partnerships are encouraged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Stockholders

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For taxable years beginning before January 1, 2026, dividends that we distribute to U.S. stockholders other than corporations that are not designated as capital gain dividends or otherwise treated as qualified dividends generally are eligible for a deduction equal to 20.0% of the amount of such dividends, subject to certain holding period requirements described in “—Tax Rates” below.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. stockholders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. stockholder would have to pay the tax using cash from other sources. If a U.S. stockholder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. stockholder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. stockholder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and do not exceed the total amount of dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which a U.S. stockholder has held its stock. U.S. stockholders that are corporations may, however, be required to treat up to 20.0% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;
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receive a credit or refund for the amount of tax deemed paid by it;
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increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
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in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock

If a U.S. stockholder sells or disposes of shares of our common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. stockholder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is currently 20.0% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25.0% rate) and (2) “qualified dividend income” is currently 20.0%. However, dividends payable by REITs are generally not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20.0% of some capital gain dividends as ordinary income. As described above, for taxable years beginning before January 1, 2026, dividends that we distribute to non-corporate U.S. stockholders that are not designated as capital gain dividends or otherwise treated as qualified dividends generally will be eligible for a deduction equal to 20.0% of the amount of such dividends. To qualify for this deduction, the stockholder receiving a dividend must hold the dividend paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. U.S. stockholders should consult their tax advisors as to their ability to claim this deduction.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts will be required to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of shares. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a U.S. tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt U.S. stockholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt U.S. stockholder.

For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain “qualified trusts” (as defined in Section 856(h)(3)(E) of the Code) that hold more than 10.0%, by value, of the interests in the REIT. We will not be a pension-held REIT unless (1) either (a) one qualified trust owns more than 25.0% of the value of our stock, or (b) a group of qualified trusts, each individually holding more than 10.0% of the value of our stock, collectively owns more than 50.0% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50.0% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership, and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. Non-U.S. stockholders should consult their tax advisors to determine the impact of federal, state, local, and non-U.S. income tax laws and any applicable tax treaty on the purchase, ownership, and disposition of shares of our common stock, including any tax return filing and other reporting requirements.

If you are a non-U.S. stockholder, this discussion further assumes that:

•
you will not have held more than 10.0% of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our common stock or receive distributions from us;
•
you are not a qualified foreign pension fund (within the meaning of Section 897(l)(2) of the Code);
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our common stock will be “regularly traded” on an established securities market located in the United States within the meaning of the FIRPTA, although there can be no assurance that this will be the case; and
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that you are not a “qualified shareholder,” as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our stock.

Distributions Generally

Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30.0% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the Unites States to which such dividends are attributable). Under certain tax treaties, however, lower withholding rates generally applicable to U.S. corporate dividends do not apply to dividends from a U.S. REIT. Foreign sovereigns and their agencies and instrumentalities may be exempt from such withholding taxes on REIT dividends under the Code, and non-U.S. pension funds and other tax-exempt non-U.S. organizations from certain countries may be exempt from such withholding taxes under an applicable tax treaty. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to U.S. federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to U.S. federal income tax. Any such effectively connected dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30.0% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30.0% on any distributions made to a non-U.S. stockholder unless:

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the non-U.S. stockholder is a foreign government or a foreign government’s agency or instrumentality not engaged in commercial activities, or a foreign governmental entity that is eligible for Section 892 of the Code and the applicable Treasury Regulations and eligible for exemption from U.S. withholding tax thereunder and the non-U.S. stockholder files with us an IRS form W-8EXP;
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a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or
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the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted tax basis of the non-U.S. stockholder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits for withholding purposes. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends

Distributions attributable to gain from the disposition of a USRPI will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. See “—Taxation of Non-U.S. Stockholders—Distributions Generally.”

Distributions to a non-U.S. stockholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to U.S. federal income taxation, unless:

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the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the Unites States to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30.0%, as discussed above; or
•
the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to U.S. federal income tax at a rate of 30.0% on the non-U.S. stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Subject to the previously noted assumptions, a non-U.S. stockholder generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our common stock unless:

•
the non-U.S. stockholder’s investment in our common stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30.0%); or
•
the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to U.S. federal income tax at a rate of 30.0% on the non-U.S. stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though you are not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such stockholder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code currently impose a 30.0% withholding tax on U.S. source dividends, interest, and other income items paid to (1) foreign financial institutions that do not agree to comply with certain diligence, reporting, and withholding obligations with respect to their U.S. accounts and (2) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30.0% would apply to dividends paid to certain foreign entities unless various information reporting requirements are satisfied. Proposed U.S. Treasury Regulations, which non-U.S. stockholders may rely on, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form and are subject to change. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (1) accepts deposits in the ordinary course of a banking or similar business, (2) is engaged in the business of holding financial assets for the account of others, or (3) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets.

Other Tax Consequences

State, local, and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local, or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local, and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth information regarding the beneficial ownership by each selling stockholder of shares of our common stock as of August 12, 2024, the maximum number of shares of our common stock that may be offered by each selling stockholder pursuant to this prospectus and the beneficial ownership of shares of our common stock after the sale by each selling stockholder of the maximum number of shares of our common stock.

The selling stockholders may offer all, some or none of their shares of our common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of our common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.

For further information regarding material relationships and transactions between us and the selling stockholders, see Item 13, Certain Relationships and Related Transactions, and Director Independence, in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC.

Unless otherwise indicated, the address of the stockholders listed below is c/o American Healthcare REIT, Inc., 18191 Von Karman Avenue, Third Floor, Irvine, California 92612.

The information set forth in the table below is based upon information obtained from the selling stockholders and upon information known to us.

	Shares of Our Common Stock Beneficially Owned		Shares of Our Common Stock	Shares of Our Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock Offered for Resale (2)
	Number of Shares	Percent of Common Stock Outstanding	Issuable that May be Offered for Resale (1)	Number of Shares	Percent of Common Stock Outstanding
AHI Group Holdings (3)	1,268,643	*	1,268,643	—	*
Platform Healthcare Investor T-II, LLC (4)	1,225,083	*	1,216,572	8,511	*
Flaherty Trust, dated September 25, 1997, as amended (5)	212,857	*	211,306	1,551	*
Griffin Capital, LLC (6)	893,694	*	805,455	88,239	*

* Represents less than 1.0% of our outstanding common stock as of August 12, 2024.

(1)
Represents OP Units held by each selling stockholder which may be redeemed for shares of our common stock on a one-for-one basis. Assumes all OP Units owned by selling stockholders are redeemed with shares of our common stock.
(2)
Assumes that all shares being registered in this prospectus are resold to unaffiliated third parties and that the selling stockholders sell all of the shares of our common stock registered under this prospectus.
(3)
Voting and investment determinations with respect to the securities held by AHI Group Holdings are made by Danny Prosky, our Chief Executive Officer and President and one of the directors on our Board, Jeffrey T. Hanson, Non-Executive Chairman of our Board, and Mathieu B. Streiff, one of the directors on our Board. Accordingly, each of the individuals named herein may be deemed to share beneficial ownership of the securities held of record by the AHI Group Holdings. Each individual disclaims voting and dispositive power over the OP Units held by the other individuals and the approximately 5 OP Units and 990 shares of our common stock held by NCT-107, LLC. Until October 1, 2021, AHI Group Holdings owned 47.1% of the interests of American Healthcare Investors, LLC, or AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021.

(4)
Platform Healthcare Investor beneficially owns 8,511 shares of our common stock and 1,216,572 OP Units which may be redeemed for shares of our common stock on a one-for-one basis. Platform Healthcare Investor is owned and controlled by DigitalBridge Group, Inc., or DigitalBridge; we are not affiliated with Platform Healthcare Investor or DigitalBridge, except to the extent of Platform Healthcare Investor's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, DigitalBridge indirectly owned 45.1% of the interests of AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021. The address of Platform Healthcare Investor is 590 Madison Avenue, 34th Floor, New York, New York 10022.
(5)
Flaherty Trust beneficially owns 1,551 shares of our common stock and 211,306 OP Units which may be redeemed for shares of our common stock on a one-for-one basis. Mr. James F. Flaherty III and his spouse are the trustees of Flaherty Trust; we are not affiliated with Flaherty Trust or Mr. Flaherty, except to the extent of Flaherty Trust's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, Mr. Flaherty owned 7.8% of the interests of AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021. The address of Flaherty Trust is 11601 Wilshire Boulevard, Suite 1600, Los Angeles, CA 90025.
(6)
Griffin Capital, LLC, or Griffin Capital, beneficially owns 88,239 shares of our common stock and 805,455 OP Units which may be redeemed for our common stock on a one-for-one basis. Griffin Capital is beneficially owned and controlled by Mr. Kevin A. Shields; we are not affiliated with Griffin Capital or Mr. Shields, except to the extent of Griffin Capital's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, a wholly-owned subsidiary of Griffin Capital owned 25.0% of our former external advisor, Griffin-American Healthcare REIT III Advisor, LLC. The address of Griffin Capital, LLC is 266 Kansas Street, El Segundo, CA 90245.

PLAN OF DISTRIBUTION

We may sell the securities, and the selling stockholders may sell the shares of our common stock, covered by this prospectus from time to time, from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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on any national securities exchange on which such securities may be listed at the time of sale, including the NYSE (including through at the market offerings);
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in the over-the-counter market;
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in privately negotiated transactions;
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through broker-dealers, who may act as agents or principals;
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through one or more underwriters on a firm commitment or best-efforts basis;
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
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through put or call option transactions relating to such securities;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
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directly to one or more purchasers;
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through agents; or
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through a combination of any of these methods of sale or by any other legally available means.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We or our selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

Registration of the shares of common stock held by selling stockholders and covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. In addition, some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock offered by this prospectus and certain other matters under Maryland law. Any underwriters, selling stockholders or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements of American Healthcare REIT, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;
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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 9, 2024, respectively;
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our Current Reports on Form 8-K, filed with the SEC on January 30, 2024, February 12, 2024, February 21, 2024, March 15, 2024, June 12, 2024 and June 28, 2024, respectively; and
•
the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on February 6, 2024, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as subsequently amended or updated.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering or offerings to which this prospectus relates also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 (or any related exhibit furnished under Item 9.01(d)) of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may call us at (949) 270-9200 or write us at the following address: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Third Floor, Irvine, California 92612.

13,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley	Citigroup	KeyBanc Capital Markets

August 10, 2026